Exhibit 99.1
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                          ANDRESMIN ACHIEVES PROACTIVE
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                               COMMUNITY AGREEMENT
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LIMA, PERU,  December 17, 2004 - Andresmin Gold Corporation  ("Andresmin" or the
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"Company")  (NASD  OTC-BB:  "ADGD")  is  pleased to  announce  it has  reached a
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definitive  agreement  with  the  community  of  Pisquicocha,   located  in  the
department of Cusco in southern Peru and home to the Company's Winicocha copper-gold project. Under the terms of the agreement, the community grants Andresmin the right to continue to explore and develop Winicocha for an initial five-year period.

Andresmin is a socially and environmentally responsible company, and has a policy of educating the communities in which it operates in a responsible manner. To this end, the Company presented several exploration and mining videos, distributed literature, and arranged mine site tours to Pisquicocha locals over a five-month period. The community has discussed the opportunity and impact of exploration and mining with the Company, other communities, other mining companies and their employees, and the Peruvian government Regional Director of Energy and Mines, Mr. Mauro Vildivia.

"This is a historic and important agreement," says Mr. Vildivia. "It shows what can be achieved when local communities and exploration companies co-operate and come to a mutually beneficial consensus."

Andresmin will continue its social development programs within the community and make annual payments to the community for the initial five-year period.

Mr. Domingo Taype, President of the Pisquicocha community, says, "Our community has largely been neglected by the government. By partnering with Andresmin we can share in their success and become more independent. We see the benefits of exploration and believe it will contribute to a significant improvement to the health, education, and overall standard of living for our community. We appreciate the genuine approach of Andresmin and thank them for their past and future employment opportunities."

"This is an excellent agreement for Andresmin and our shareholders," says Andresmin President Ian Brodie. "It is a wonderful beginning for our company and the community, for what we trust is a long and beneficial relationship."

About Andresmin Gold Corporation
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Andresmin is committed to building  shareholder  value through the  acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with nine projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.




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For further information please contact:
Resourcex Group:
Toll (888) 689-1620
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investor@andresmin.com
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www.andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.